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                                                                    EXHIBIT 99




     TYCO INTERNATIONAL LTD.



                                                       June 5, 1996

     Carlisle Plastics, Inc.
     William H. Binnie
     Christos I. Grigoriou
     Grigoriou Family Limited Partnership
     Grant M. Wilson

     To the Above Named Parties:

          Please be advised that pursuant to Section 5.13 of the Agreement and Plan of Merger by and among Tyco International Ltd. ("Tyco"), T2 Acquisition Corp. and Carlisle Plastics, Inc. ("Carlisle"), dated as of May 14, 1996, and pursuant to Section 3(c) of those certain Stockholder Agreements between Tyco and each of the above named parties (other than Carlisle), of even date therewith, Tyco elects not to treat the Merger (as defined in each such Agreement) as a "pooling of interests" for accounting purposes.

                                        TYCO INTERNATIONAL LTD.

                                        By: /s/ Mark H. Swartz
                                            --------------------------
                                        Name: Mark H. Swartz
                                        Title: VP-Chief Financial
                                                  Officer







              one tyco park, exeter, new hampshire 03833-1108
                              (603) 778-9700


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